Exhibit 99.1

COMARCO ANNOUNCES MORE THAN $6.0 MILLION IN NEW CALL BOX

CONTRACTS

Contracts Include Upgrades and Service and Maintenance Agreements

IRVINE, Calif., Dec 9, 2004 – Comarco, Inc. (NASDAQ: CMRO), a leading provider of wireless test solutions, wireless emergency call box systems, and ChargeSource mobile power products for notebook computers, cellular telephones, PDAs, and other handheld devices, today announced that it has been awarded contracts from San Bernardino Service Authority for Freeway Emergencies (“SAFE”), Santa Barbara County and the State of Hawaii Department of Transportation (“DOT”) that include digital call box upgrades and related service and maintenance agreements.

“As a result of state and local agencies upgrading their existing call box systems from analog to digital, we are seeing a resurgence in our call box product line,” said Tom Franza, President and CEO of Comarco. “As wireless carriers reallocate spectrum away from the analog infrastructure to advanced digital technology, the older analog-based call boxes will require digital upgrades to function efficiently. Our call box systems, based on 2.5G GSM and CDMA technologies, offer a complete solution of current technology and services at a low cost that meet our customers’ needs.”

San Bernardino SAFE has purchased the upgrade of 1,600 call boxes. Also included in the purchase is a five year maintenance service contract. The total contract value is approximately $5.8 million over the next five years. Santa Barbara County also renewed a one-year service and maintenance agreement

In a contract valued at approximately $625,000, Comarco will provide The State of Hawaii DOT, through an Oahu contractor, with 141 TTY call boxes. This contract is associated with the Roadside ADA Compliance for Emergency Telephones project on Oahu.

“We are continuing to aggressively pursue opportunities to upgrade our installed base of approximately 19,000 units to digital technology,” said Chrisann Lawson, Comarco’s Call Box Project Manager. “Our digital call box technology, used by transportation and public safety agencies, provides a dual-use capability to quickly identify as well as respond to a wide range of incidents, including minor car troubles and major medical emergencies. In addition, our technology allows agencies to gather key telemetry information used for transportation planning.”

About Comarco

Based in Irvine, Calif., Comarco is a leading provider of wireless test solutions for field test applications, wireless emergency call box systems, and ChargeSource® universal mobile power products.

The ChargeSource product line provides power and charging functionality for popular electronic devices and wireless accessories. It is designed for the mobile professional who regularly carries several pieces of equipment, all of which can now be charged by a single ChargeSource power system. Comarco’s Seven.Five® wireless test system for field test applications allows cellular telephone operators to measure and improve the quality of service for their cellular phone networks. Seven.Five’s open architecture supports both current cellular operating system technologies and the new 3G systems being implemented worldwide. Comarco’s call box systems are in place on most major highway systems throughout the United States and are used by motorists to contact local authorities for rapid assistance. More information about Comarco’s product lines can be found at www.comarco.com and www.chargesource.com.

Forward-Looking Information

This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products and services; quarterly fluctuations in our revenue or other operating results; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; and competitors’ release of competitive products and other actions. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation our annual report of Form 10-K for the year ended January 31, 2004.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Company Contacts:	Investor Contact:	Media Contact:
Tom Franza	Doug Sherk, Jennifer Beugelmans	Chris Toth
President & CEO	EVC Group	EVC Group
Comarco, Inc.	(415) 896-6820	(415) 896-6820
(949) 599-7440	dsherk@evcgroup.com	ctoth@evcgroup.com
tfranza@comarco.com	jbeugelmans@evcgroup.com